For Immediate Release www.fairchildsemi.com
January 3, 2006

Corporate Communications:
Fran Harrison
207-775-8576
fran.harrison@fairchildsemi.com

Public Relations Firm:
Barbara Ewen
CHEN PR
781-466-8282
bewen@chenpr.com

NEWS RELEASE

Fairchild Semiconductor Announces the Sale of its LED and
LED Display Product Lines to Everlight International Corporation, a US Subsidiary of Everlight
Electronics Company, Ltd.

Fairchild to Retain Optocoupler and Infrared Product Lines

South Portland, Maine – Fairchild Semiconductor (NYSE: FCS) today announced the sale of its LED and LED display product lines to Everlight International Corporation, a US subsidiary of Everlight Electronics Company, Ltd., of Taiwan. Fairchild will retain its optocoupler and infrared product lines, intending to grow those businesses through focused research and development.

As part of the sale agreement, Fairchild will assist Everlight with transitioning the product line by continuing to directly support the sale of LED and LED display products to its customers for an appropriate period of time. “It’s our intent to make the sale of this product line seamless to our LED and LED display customers,” said Tom Beaver, executive vice president of Worldwide Sales and Marketing for Fairchild. “To that end, our sales force will work closely with our customers, channel partners and Everlight to handle orders and customer service requests until the product line can be transitioned and Everlight is ready to take over the day-to-day operation of these product sales, which we anticipate will be substantially completed in Q1, 2006. As the foundry manufacturer of LED products for Fairchild, our customers can look forward to a consistency of supply and services after the transition is completed.”

The companies have agreed not to disclose the financial terms of the sale.

“By divesting these LED and display products, Fairchild is continuing to sharpen its focus on its core businesses,” said Dr. Mark Thompson, president and CEO of Fairchild. “We will continue to concentrate our internal investments towards developing our higher value analog and system power optimization products. We are retaining the optocoupler and infrared product lines as these products are closer to and complement our core strategy as The Power Franchise®.

(more)

Fairchild Semiconductor Announces the Sale of its LED and
LED Display Product Lines to Everlight International Corporation,
a US Subsidiary of Everlight Electronics Company, Ltd.

“Everlight and Fairchild have long partnered in the LED business so this transition is a winning situation for our customers, our company and Everlight,” continued Thompson. “Everlight is a committed LED company, both as a foundry partner and trade supplier, and this sale will support and expand their business in Asia, Europe and the Americas.”

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is the leading global supplier of high-performance power products critical to today’s leading electronic applications in the computing, communications, consumer, industrial and automotive segments. As The Power Franchise®, Fairchild offers the industry’s broadest portfolio of components that optimize system power. Fairchild’s 9,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products. Please contact us on the web at www.fairchildsemi.com.

About Everlight:

Everlight Electronics Company, Ltd., based in Taiwan and listed on the Taiwan Stock Exchange, manufactures and sells opto products. Established in 1983 to manufacture LEDs, Everlight continues to serve customers worldwide of high quality products from its headquarters in Taiwan and locations around the world.

Special Note on Forward-Looking Statements:

Some of the paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

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